UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 30, 2010
MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
     On April 30, 2010, the Company held its annual meeting of shareholders. The following matters set forth in our definitive proxy statement on Schedule 14A dated March 23, 2010 and filed with the Securities and Exchange Commission were voted on at our annual meeting of shareholders and the results of such voting is indicated below. On April 30, 2010, the Company issued a press release announcing the results of such voting. The full text of the press release issued in connection with the announcement is attached as Exhibit 99 to this Current Report on Form 8-K.
1. The nine nominees listed below were elected as directors of the Company with the respective votes set forth opposite their names:

Name of Directors Elected	FOR	WITHHELD	BROKER NON-VOTES
Keith A. Brown	23,008,135	1,364,455	1,776,336
Vincent C. Byrd	23,028,441	1,344,149	1,776,336
Sarah R. Coffin	23,015,669	1,356,921	1,776,336
John B. Crowe	23,000,947	1,371,643	1,776,336
Richard P. Johnston	22,992,243	1,380,347	1,776,336
Edward W. Kissel	22,981,632	1,390,958	1,776,336
John C. Orr	22,994,286	1,378,304	1,776,336
John H. Outcalt	22,887,232	1,485,358	1,776,336
Robert A. Stefanko	23,000,826	1,371,764	1,776,336

Additional Nominees
Receiving Votes	FOR	WITHHELD	BROKER NON-VOTES
Edward F. Crawford	7,611,704	0	0
Avrum Gray	7,055,625	556,079	0
Robert S. Prather	7,611,704	0	0
2. The appointment of KPMG LLP as the Company’s independent registered accounting firm for 2010 was ratified. Voting results on this proposal were as follows:

For	31,871,354
Against	347,481
Abstain	95,608
Item 9.01. Financial Statements and Exhibits
99	Press Release by the Company dated April 30, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE May 4, 2010	By:	/s/ Donald A. Merril
Donald A. Merril
Vice President, Chief Financial Officer and Corporate Secretary